UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): November 21, 2006

CROWN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-50189	75-3099507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way, Philadelphia, PA		19154-4599
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code      215-698-5100

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 7.01      Regulation FD Disclosure

On November 21, 2006, Crown Holdings, Inc. commenced a solicitation of consents (the “Consent Solicitation”) from the holders of the 6¼% First Priority Senior Secured Notes due 2011 (the “Notes”), to certain proposed amendments (the “Proposed Amendments”) to the indenture relating to the Notes dated as of September 1, 2004 (the “Indenture”), among Crown European Holdings SA, a French société anonyme , the guarantors party thereto (the “Guarantors”) and Wells Fargo Bank, N.A., as trustee (the “Trustee”). The Proposed Amendments, if adopted, will amend certain provisions contained in Sections 1.01 and 4.10(b) of the Indenture. The principal purpose of the Proposed Amendments is to increase our and our subsidiaries’ ability to incur indebtedness and liens and to make restricted payments, including without limitation the redemption, repurchase or other acquisition or retirement for value of shares of our common stock, by conforming certain terms and conditions set forth in the Indenture to the corresponding terms and conditions set forth in our other senior debt agreements. Among other things, the Proposed Amendments would allow us and our subsidiaries to incur an additional $200,000,000 of Pari Passu First Priority indebtedness secured by the collateral securing the Notes and to make $100,000,000 of additional restricted payments of any type.

The Consent Solicitation will expire at 5:00 p.m., New York City time, on December 4, 2006, unless extended. The approval of the proposed amendments requires the consent of holders of at least a majority in aggregate principal amount of the outstanding Notes. This disclosure is not a solicitation of consents with respect to any securities. There can be no assurance the Consent Solicitation or the Proposed Amendments will be completed as described or at all.

The information in this Form 8-K is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Signature(s)

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN HOLDINGS, INC.

Date: November 21, 2006	By:	/s/ Thomas A. Kelly
Thomas A. Kelly
Vice President and Corporate Controller